UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Coastway Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

HarborOne Bancorp, Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Coastway Acquisition - Frequently Asked Questions

CONFIDENTIAL — FOR INTERNAL USE ONLY

As we move through the conversion process, this document will be updated. You will be notified via the Marketing Update each time a new version is available.

What impact will the acquisition of Coastway have on HarborOne customers?

There will be no impact to HarborOne customers; it will be “business as usual.”  Once the conversion of Coastway to HarborOne is completed in the second half of this year, our customers will have access to our RI branches and ATMs for added convenience

Why is this acquisition good for HarborOne?

The acquisition of Coastway provides a strong banking footprint in very attractive RI markets, and effectively uses the capital raised in our IPO to drive our growth plan.  Additionally, it establishes HarborOne as a New England banking franchise, with business in all New England states and 65 offices (branches and LPOs) in MA, RI, NH, and ME.  Finally, it supports our promise to shareholders that we are a growth company

Why is Coastway the right bank to acquire?

Coastway is a well-respected bank with strong financials, with business in very attractive RI markets.  It allows us to expand our RI business on the heels of the success that our commercial lending LPO has experienced.  It’s also a good cultural fit for HarborOne, as we share similar values and a strong corporate culture with Coastway.

What will the impact be to HarborOne staff?

Our staff will be an integral part of the conversion process, and we expect all areas of the bank will be involved in helping to execute a seamless transition for Coastway customers.  We expect this acquisition will create more job opportunity going forward.

When will the conversion occur?

We expect full conversion to take place in the second half of this year

What does this mean to the many projects that we currently are working on?

We will maintain our focus on key projects that are currently being worked on.  As we proceed with the conversion process, we will continue to evaluate and monitor workloads as we move through the process.

How many branches does Coastway have and where are they located?

Coastway has 9 branches — 2 in Warwick, 2 in Cranston, 1 in East Greenwich, 1 in Lincoln, 1 in East Providence, and 2 in Providence (including 1 in Women and Infants Hospital).  They also have 3 Mortgage Loan Production offices — 1 in Newport, 1 in South Kingstown, and 1 in Bristol.

Do we know what systems and processes are common between the two organizations?

The Senior Management team and select staff have been working on the due diligence process for several weeks.  All major systems have been identified, and soon we will begin the process of building the conversion plan for those systems.

What are the benefits of the acquisition to customers of both organizations?

There are 3 key benefits:

•                  Expanded Convenience: customers from both banks will have access to more branches and ATMs as they travel between MA and RI.

•                  Financial Strength: The post-conversion combined entity will be financially stronger than either bank was individually.  Financial strength allows us to better compete in what already is a highly competitive market, and to be better positioned to fulfill our commitments to customers, staff, and the communities that we serve.

•                  Cultural Consistency: HarborOne and Coastway share very similar cultural values, specifically in the areas of community, education, and service.  It’s why HarborOne customers are loyal to us, and it’s why Coastway customers are loyal to them.  We don’t miss a beat in continuing to do what we do best, and our customers benefit from that.

How do we prepare for Coastway customers who may contact us before the conversion takes place?

Coastway customers will continue to do business as they currently do through Coastway.  You may receive calls or have branch visits from Coastway customers who are curious about HarborOne and the services that we offer. Should this happen, please extend a warm welcome and convey that you look forward to doing business with them once the conversion is complete. You may also direct them to HarborOne.com/hello to learn more about us.

Can a Coastway customer open a HarborOne account if they want?

Yes, and they would go through the normal account opening process either online, on the phone, or in a branch.

What are HarborOne’s outreach efforts with Coastway’s employees?

Over the next few weeks Jim Blake and Joe Casey will conduct Town Hall style meetings with Coastway employees.  Additionally, members of Senior Management will begin to engage with their counterparts at Coastway as we begin the conversion process.

What should I do if I am contacted by a Coastway customer who has specific questions about the acquisition or account conversion?

Tell the customer that the banks are working closely together to build the conversion plan, and customers will receive information by email as more information becomes available over the course of the next several months.  Suggest the customer ensure that Coastway has their correct email address, as that will be the best way for them to stay up to date.

What should I do if I am contacted by a Coastway employee who has questions about employee benefits, compensation, employment, or other human resource matters?

Coastway employees will continue to receive information from Coastway’s Human Resources team. Please refer them to the Coastway HR dept.

What should I do if I am contacted by a reporter?

All media inquiries should be referred to Dave Tryder, SVP / Chief Marketing Officer at 508.895.1313.

If I have additional questions, who should I talk to?

Jim and Joe will be conducting Town Hall meetings for staff to hear more about Coastway and have a chance to ask questions.  You can also ask your manager who will relay the question to your Division Head.

Please remember, everything is business as usual.  Our focus remains on serving our customers, each and every day, and that priority will continue throughout this transition. While there’s already been a dedicated group of stakeholders working diligently behind the scenes on this project, we’ll need even more participation and assistance in the weeks and months ahead.  Please note: As we are bound by legal requirements, we ask that you do not directly reach out to Coastway employees or visit their branch locations until the transaction has been completed. In addition, please refrain from liking their Facebook page, or looking up profiles on LinkedIn or other social media tools.

Thank you for your efforts and willingness to go above and beyond to ensure a smooth transition and warm welcome for our newly-acquired customers, and to maintain the high level of service to which our existing customers are accustomed.

Forward-Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which HarborOne and Coastway operate and beliefs of and assumptions made by HarborOne management and Coastway management, involve uncertainties that could significantly affect the financial results of HarborOne or Coastway or the combined company.  Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of HarborOne and Coastway management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on HarborOne’s and Coastway’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which HarborOne and Coastway operates, including changes that adversely affect borrowers’ ability to service and repay HarborOne’s or Coastway’s loans; changes in the value of securities in HarborOne’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in HarborOne’s or Coastway’s financial statements will become impaired; demand for loans in HarborOne’s or Coastway’s market area; HarborOne’s or Coastway’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that HarborOne may not be successful in the implementation of its business strategy; difficulties in integrating HarborOne and Coastway; risks associated with the ability to consummate the proposed transaction and the timing of the closing of the proposed transaction; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed by HarborOne and Coastway with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne’s or Coastway’s actual results could differ materially from those discussed.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. HarborOne and Coastway disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed merger, Coastway will file a proxy statement with the SEC. HarborOne will also file relevant materials in connection with its proposed acquisition of Coastway.  Stockholders of Coastway are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction. A free copy of the proxy statement, as well as other filings containing information about HarborOne and Coastway, when they become available, may be obtained at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement may also be obtained, free of charge, from Coastway’s website at www.coastway.com under the “Investor Relations” tab, or by contacting Coastway’s investor relations department at Coastway Bancorp, Inc., One Coastway Blvd., Warwick, Rhode Island 02886, Attention: Investors Relations, Telephone: (401) 330-1600.

Certain Information Regarding Participants

HarborOne and Coastway and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies of Coastway stockholders in connection with the proposed transaction. You can find information about Coastway’s and  HarborOne’s executive officers and directors in the materials filed by Coastway and HarborOne with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the proxy statement filed by Coastway with the SEC on April 10, 2017 and other relevant documents regarding the proposed merger to be filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.